                                                                       EXHIBIT 1

                                    CONECTIV
                                    $_______

                          Medium-Term Notes, Series __

                             DISTRIBUTION AGREEMENT

                                  [insert date]

[insert names and addresses of agents]

Ladies and Gentlemen:

         Conectiv, a Delaware corporation (the "Company"), proposes to issue and sell from time to time its Medium Term Notes, Series __ (the "Securities"), in an aggregate amount up to [insert aggregate principal amount] and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.

         Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent, as principal, it will enter into a separate agreement (each a "Terms Agreement", a form of which is set forth in Annex I hereto) in accordance with Section 2(b) hereof.

         The Securities will be issued under an Indenture, dated as of [insert date], as it may be supplemented and amended (the "Indenture"), between the Company and First Union Trust Company, National Association, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture and the Administrative Procedure set forth in Annex II hereto.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent that:

         (a) A registration statement (No. ), together with amendments thereto, if any, with respect to the Securities has been prepared by the Company and filed with the Securities and Exchange Commission (the "Commission") in conformity with the rules, regulations and releases of the Commission (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of such registration statement, together with all amendments thereto, if any, have heretofore been delivered to each Agent, and copies of any amendments thereto, including the exhibits filed therewith, which shall be filed subsequent to the date hereof also will be delivered to each Agent. Such registration statement, including all exhibits thereto but excluding the Statement of Eligibility of Trustee, as amended at the time it became effective, is hereinafter called the "Registration Statement" (the prospectus included in the Registration Statement, as such prospectus may have been amended to the date hereof, being hereinafter called the "Basic Prospectus"); the Basic Prospectus, as amended by a prospectus supplement relating to the Securities and the plan of distribution thereof, in the form in which such prospectus supplement most recently has been filed with the Commission pursuant to Rule 424(b) under the Act on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference therein (the "Incorporated Documents") as of the date of such Registration Statement, Basic Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include the Incorporated Documents as of the date of such amendment or supplement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as then amended or supplemented (including the applicable Pricing Supplement) in relation to a particular issue of Securities, in the form filed with the Commission pursuant to Rule 424(b) under the Act, including any Incorporated Documents as of the date of such filing.

        (b) No stop order suspending the effectiveness of the Registration Statement nor any order preventing or suspending use of the Prospectus nor any order directed to the adequacy or accuracy of any Incorporated Document has been issued by the Commission, and no proceeding for any such purpose has been initiated or is pending or, to the knowledge of the Company, is contemplated by the Commission.


        (c) (i) The Registration Statement as amended, as of each applicable Effective Date (as hereinafter defined), complied and will comply in all material respects with the applicable provisions of the Act, the Rules and Regulations and the Trust Indenture Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (ii) The Prospectus as amended or supplemented, as of each applicable Representation Date (as hereinafter defined), complied and will comply in all material respects with the applicable provisions of the Act, the Rules and Regulations and the Trust Indenture Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) The documents which constitute Incorporated Documents as of the date hereof, when they became effective or were filed with the Commission, complied in all material respects with the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, and/or the rules and regulations of the Commission under the Exchange Act, and did not contain an untrue statement of a material fact or (considered together) omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any documents which become Incorporated Documents after the date hereof, when they become effective or are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, and/or the rules and regulations of the Commission under the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iv) There are no contracts or documents of the Company or of any subsidiary which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as required.

                  (v)      The representations and warranties in this subsection
                           (c) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities or to any statement in or omissions from the Statement of Eligibility of the Trustee under the Indenture.

                  (vi) As used herein, (A) "Effective Date" means the later of the date and time that the Registration Statement or any post-effective amendment thereto became or becomes effective or the date and time thereafter of the filing of the Company's most recent Annual Report on Form 10-K, and (B) "Representation Date" means each of (I) the Commencement Date (as defined in Section 3), (II) each Solicitation Time (as defined in Section 6), (III) the time of each acceptance of an offer to purchase Securities hereunder, (IV) the time of the related issuance, sale and delivery of such Securities pursuant to each such accepted offer,
                           (V) the time of the execution and delivery of each Terms Agreement and (VI) the related Time of Delivery (as defined in Section 2) under each such Terms Agreement.

         (d) The Company has filed timely all reports and all definitive proxy and information statements required to be filed by the Company with the Commission pursuant to the Exchange Act and the rules and regulations of the Commission thereunder.

         (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with all corporate power and other authority, including franchises, necessary to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to issue and sell the Securities. The Company is not qualified to do business as a foreign corporation or in any other jurisdiction and the conduct of its business or its ownership or leasing of properties requires no such qualification.

         (f) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement, the Administrative Procedure (as defined in Section 2 hereof) and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Indenture or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its property or assets is subject, or the Company's Articles of Incorporation or the By-Laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property.

         (g) The Company has full power and lawful authority to authorize, issue and sell the Securities on the terms and conditions herein set forth; has taken all corporate action necessary therefor; and has obtained every consent, approval, authorization and other order of any regulatory body which is required for such authorization, issue or sale, except as may be required under state securities laws; and such consents, approvals, authorizations and other orders are in full force and effect and are not subject to appeal.

         (h) Since the respective dates as of which information contained in the Prospectus as amended or supplemented is given, and except as set forth therein or contemplated thereby, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or business prospects of the Company and its consolidated subsidiaries taken as a whole.

         (i) The Company has an authorized capitalization as set forth in the financial statements incorporated by reference in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

         (j) The financial statements included in the Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries, as the case may be, as at the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the supporting financial schedules included in the Registration Statement present fairly the information required to be stated therein. PricewaterhouseCoopers LLP and Deloitte & Touche LLP, the accountants who certified certain of such financial statements and financial schedules, are independent certified public accountants as required by the Act.

         (k) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and the Indenture conforms and the Securities of any particular tranche will conform to the descriptions thereof in the Prospectus as amended or supplemented to relate to such tranche of Securities.

         (l) Each of the Company's direct and indirect subsidiaries has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has the corporate power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

         (m) The Company directly or indirectly has good and marketable title to all of the common stock of its direct and indirect subsidiaries which the Registration Statement and Prospectus disclose as being owned by it, free and clear of all liens and encumbrances, except such as do not materially affect the value thereof, and the common stock of each of such subsidiaries has been duly and validly issued and is fully paid and nonassessable.

         (n) Other than as set forth in or contemplated by the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (o) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (p) Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement will not exceed the amount of Securities registered under the Act.

         (q) This Agreement has been, and any Terms Agreement will have been, duly authorized and entered into by the Company.

2.       Obligations of the Agents and the Company.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of 9 months to 40 years except pursuant to this Agreement, any Terms Agreement or a private placement not constituting a public offering under the Act, or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

                  Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a written Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

                  The Company reserves the right, in its sole discretion, to reject any offer to purchase Securities, in whole or in part. Each Agent may, in its discretion reasonably exercised, reject any offer received by it to purchase Securities, in whole or in part.

                  The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

                  The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold (except that the Company and such Agent may agree in writing to a higher commission for maturities in excess of 30 years):

                                                                                                          COMMISSION
                                                                                                       (PERCENTAGE OF
                                                                                                          AGGREGATE
                                                                                                      PRINCIPAL AMOUNT)
RANGE OF MATURITIES                                                                                  OF SECURITIES SOLD
                                                                                                     ------------------
         From 9 months to less than 1 year........................................................
         From 1 year to less than 18 months.......................................................
         From 18 months to less than 2 years......................................................
         From 2 years to less than 3 years........................................................
         From 3 years to less than 4 years........................................................
         From 4 years to less than 5 years........................................................
         From 5 years to less than 6 years........................................................
         From 6 years to less than 7 years........................................................
         From 7 years to less than 10 years.......................................................
         From 10 years to less than 15 years......................................................
         From 15 years to less than 20 years......................................................
         20 years and more........................................................................

         (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may be either (i) a written agreement between one or more of the Agents and the Company, which may be substantially in the form of Annex I hereto, or (ii) an oral agreement between any Agent and the Company confirmed in writing by such Agent. Each Terms Agreement shall contain the information specified in the Administrative Procedure under the caption, "Communication of Sale Information to Company by Agent", and may specify certain terms of the reoffering of the Securities. The commitment of any Agent to purchase Securities as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

                  Each Terms Agreement shall specify the time and date and place of delivery of and payment for such Securities. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure.

                  Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, is referred to herein as a "Time of Delivery".

                  Unless otherwise specified in a Terms Agreement, an Agent purchasing Securities as principal may resell such Securities to dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Pricing Supplement relating to such Securities.

3.       Commencement. The documents required to be delivered pursuant to
         Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Thelen Reid & Priest LLP at or before 12:00 noon, New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

4.       Covenants of the Company. The Company covenants and agrees with each
         Agent:

         (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date, to which any Agent shall reasonably object after reasonable notice thereof or (B) after the date of any Terms Agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery, to which any Agent party to such Terms Agreement or so purchasing as principal shall reasonably object after reasonable notice thereof; (ii) to prepare, with respect to each particular issue of Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment on it; (iv) to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) Promptly, from time to time, to take such action as such Agent reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to submit to any requirements which it reasonably deems unduly burdensome;

         (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the

                  Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

         (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date of the Registration Statement,
                  (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
                  Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (e) For a period of five years from the date any Securities are sold by the Company pursuant to an offer solicited by such Agent under this Agreement, to deliver to such Agent (i) as soon as available, a copy of each report of the Company mailed to security holders or filed with the Commission and (ii) from time to time such other information concerning the Company as such Agent shall reasonably request. If at any time, the Company shall have a majority-owned subsidiary or subsidiaries which is or are "significant" within the meaning of Regulation S-X of the Commission, the financial statements contained in the documents referred to in (i) shall be furnished in consolidated form, if such consolidation is required under such Regulation S-X, for the Company and such subsidiary or subsidiaries;

         (f) That, between the date of any Terms Agreement with an Agent and the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities (other than (i) Securities that are to be sold pursuant to such Terms Agreement, (ii) Securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement;

         (g) That each acceptance by the Company of an offer to purchase Securities hereunder, each execution and delivery by the Company of a Terms Agreement and each issuance, sale and delivery by the Company of Securities hereunder or pursuant to a Terms Agreement shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or the date of the issuance, sale and delivery of Securities pursuant to such accepted offer, or the date of such Terms Agreement or the Time of Delivery thereunder, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

         (h) The Company shall timely furnish or use all reasonable efforts to cause to be furnished all the opinions of counsel, letters of accountants and officers' certificates specified in Section 6 and shall prepare and furnish such papers and information as shall be reasonably requested in connection herewith.

5. Payment of Expenses. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Basic Prospectus, the Prospectus and any Pricing Supplement and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the continuing advice and services of such counsel in connection with the transactions contemplated hereunder; (iii) the cost of printing, preparing by word processor or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities;
         (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) the out-of-pocket expenses of the Agents incurred in connection with the implementation of the program for the offer and sale of the Securities; and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

6. Conditions. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities, the obligation of any offeree to purchase Securities pursuant to an accepted offer or the obligation of any Agent to purchase Securities as principal pursuant to any Terms Agreement, shall in each case be subject, in such offeree's or Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, contained in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any other applicable Representation Date that is on or prior to such Solicitation Time, the date of such purchase or the Time of Delivery under such Terms Agreement, as the case may be, and at and as of such Solicitation Time, the date of such purchase or such Time of Delivery, as the case may be, the condition that at or prior to such time the Company shall have performed all of its obligations hereunder (or under any applicable Terms Agreement) theretofore to be performed, and the following additional conditions:

         (a) (i) The Prospectus as then amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act (if and to the extent such filing is required) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

         (b) Counsel to the Agents shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to such matters as shall have been reasonably requested by the Agents and (ii) if and to the extent requested by such Agent, on each date (on or prior to such Solicitation Time, the date of such purchase pursuant to an accepted offer or the Time of Delivery under such Terms Agreement, as the case may be) on which (A) the Registration Statement or the Prospectus is amended or supplemented (other than by a Pricing Supplement) or (B) a document is filed under the Act or the Exchange Act and is incorporated by reference into the Prospectus or (C) the Company sells Securities under a Terms Agreement which specifies a condition under this subsection, a letter, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this
                  Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such a letter, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) General Counsel for the Company, or other counsel for the Company satisfactory to such Agent, shall have furnished to such Agent his written opinions, dated the Commencement Date and each applicable date referred to in subsection (b) above (other than a date on which a Current Report on Form 8-K , which is filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K, is filed under the Exchange Act and is incorporated by reference into the Prospectus, unless requested by such Agent), in form and substance satisfactory to such Agent and the Company to the effect set forth in Annex III hereto;

         (d) The independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the

                  Commencement Date and each applicable date referred to in subsection (b) above (other than a date on which a Current Report on Form 8-K , which is filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K, is filed under the Exchange Act and is incorporated by reference into the Prospectus, unless requested by such Agent), in form and substance satisfactory to such Agent to the effect set forth in Annex IV hereto;


         (e) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in subsection (b) above (read to refer to this subsection) (other than a date on which a Current Report on Form 8-K , which is filed solely for the purpose of filing exhibits pursuant to
                  Item 601 of Regulation S-K, is filed under the Exchange Act and is incorporated by reference into the Prospectus, unless requested by such Agent) in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a), (f) and (g) of this Section 6, and as to such other matters as such Agent may reasonably request.

         (f) Since the respective dates as of which information in the Prospectus as amended or supplemented to such Solicitation Time, the date of such acceptance or the date of such Terms Agreement, as the case may be, is given, and except as set forth therein or contemplated thereby, there shall not have been any change in, or any development which affects, the business, properties, financial condition, results of operations or business prospects of the Company and its consolidated subsidiaries, taken as a whole, which, in the reasonable judgment of such Agent, is material and adverse and which, in the reasonable judgment of such Agent, makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase the Securities or to proceed with the purchase of Securities pursuant to such accepted offer or such Terms Agreement.

         (g) Unless known to such Agent prior to such Solicitation Time, the date of such acceptance or the date of such Terms Agreement, as the case may be, there shall not have occurred:

                  (i) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
                           (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in such Agent's reasonable judgment, is material and adverse and, in the case of any of the events described in clauses (A) through
                           (D), such event, singly or together with any other such event, makes it, in such Agent's reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at such Solicitation Time, the date of such acceptance or Time of Delivery, as the case may be; or

                  (ii) downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

7.       Indemnification.

         (a) The Company will indemnify and hold harmless each Agent, and each person, if any, who controls such Agent within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein, and provided, further, that the indemnity agreement contained in this paragraph shall not inure to the benefit of any Agent on account of any such losses, claims, damages or liabilities (or actions in respect thereof) arising from the sale of the Securities by or through such Agent to any person if a copy of the Prospectus as it then may be amended or supplemented (exclusive of the Incorporated Documents) shall not have been given or sent to such person by such Agent with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus as so amended or supplemented would have cured the defect in such document giving rise to such losses, claims, damages or liabilities, (ii) sufficient quantities of the Prospectus as so amended or supplemented were timely made available to such Agent and (iii) such Agent shall not have reasonably objected to such amendment or supplement pursuant to Section 4(a) hereof.

         (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Prospectus, the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, (except in the circumstances set forth in clauses (i) and (ii) of the next sentence) to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but, after notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
                  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that the indemnifying party shall only be responsible for the fees of such counsel to the extent they are reasonably incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses, to the extent they are reasonable, shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this
                  Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8. Nonperformance. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

9. Survival of Agreement. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

10. Suspension or Termination. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be.

         In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fifth paragraph of Section 2(a), Section 4(d), Section 4(e), Section 5,
         Section 7, Section 8 and Section 9 hereof are concerned.

11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to _____________________, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to ______________________________________________________________,
         Attention: _________________________________, Facsimile Transmission
         No. _____________, and if to ___________________________, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to __________________________________,
         Facsimile Transmission No. _______________________, Attention:
         _______________________________, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Conectiv, 800 King Street, Wilmington, Delaware 19899, Facsimile Transmission No. (302) 429-3119,
         Attention: Treasurer.

12. Benefit of Agreement. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

13. Definition of Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. and banks located in the City of New York are normally open for business.

14. Governing Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law provisions thereof.

15. Execution in Counterparts. This Agreement and any written Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

16. Agent's Counsel. The Company and the Agents acknowledge that Thelen Reid & Priest LLP (a) will act as counsel to the Agents in connection with this Agreement and the transactions contemplated hereby and (b) historically has acted, and will continue to act, as counsel to the Company in connection with federal income tax matters and certain special projects, and the Company and the Agents consent to such dual representation.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                   Very truly yours,

                                   CONECTIV



                                   By:________________________________

                                   Title:_____________________________

Accepted in New York, New York, as of the date hereof:

[AGENT]



By:________________________________

Title:_____________________________


[AGENT]



By:________________________________

Title:_____________________________

[AGENT]



By:________________________________

Title:_____________________________



[AGENT]



By:________________________________

Title:_____________________________

                                                                         ANNEX I

                                    CONECTIV

                          MEDIUM TERM NOTES, SERIES __

                                 TERMS AGREEMENT


                                ___________, 199_


[Agent]

Dear Sirs:

         Conectiv (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated __________, 199_ (the "Distribution Agreement"), between the Company, on the one hand, and _____________________________________________________(the "Agents") on the
other, to issue and sell to _________________________ the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Agreement. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to

____________________________ and ______________________________________ agrees to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                                   CONECTIV



                                   By:________________________________

                                   Title:_____________________________


Accepted in New York, New York, as of the date hereof:


[PURCHASING AGENT]

By:________________________________

Title:_____________________________

                                                             SCHEDULE TO ANNEX I

Title of Purchased Securities:

Aggregate Principal Amount:

Price to Public:

Purchase Price:

Method of and Specified Funds for Payment of Purchase Price:

         [By certified or official bank check or checks, payable to the order of the Company, in immediately available funds]

         [By wire transfer to a bank account specified by the Company in immediately available funds]

Time of Delivery:

Closing Location:

Maturity:

Interest Rate:

Interest Payment Dates:

Initial Interest Payment Date:

Redemption Provisions:

Repayment Provisions:

Documents to be Delivered:

         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

         [(1) The opinion or opinions of counsel to the Agents referred to in Section 6(b).]

         [(2)     The opinion of counsel to the Company referred to in Section
                  6(c).]

         [(3)     The accountants' letter referred to in Section 6(d).]

         [(4)     The officers' certificate referred to in Section 6(e).]


Other Provisions (including Syndicate Provisions, if applicable):

                                                                        ANNEX II

CONECTIV

ADMINISTRATIVE PROCEDURE

         This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated [insert date] (the "Distribution Agreement"), between Conectiv (the "Company") and [insert names of agents] (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

         The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. Such procedures shall also be followed with respect to sales of Securities by the Company to an Agent, as principal, unless the Company and such Agent agree to follow different procedures pursuant to a written Terms Agreement. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal as the "Purchasing Agent".

         The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

         General procedures relating to the issuance of all Securities are set forth in Part I hereof. Additionally, Book-Entry Securities will be issued in accordance with the procedures set forth in Part II hereof, as adjusted from time to time in accordance with changes in DTC's operating requirements , and Certificated Securities will be issued in accordance with the procedures set forth in Part III hereof. To the extent any procedure set forth below conflicts with the provisions of the Securities, the Indenture or the Distribution Agreement, the relevant provisions of the Securities, the Indenture and the Distribution Agreement, respectively, shall control. Administrative responsibilities and record-keeping functions not performed by the Trustee or DTC will be performed by the Company's Treasurer or its Assistant Treasurer.

Part I: ADMINISTRATIVE PROCEDURES OF GENERAL APPLICABILITY

Posting Rates by Company:

         The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting") which shall, at all times, be within the limitations set forth by the

Company's Board of Directors and in the order of the Securities and Exchange Commission applicable to the issuance and sale of the Securities. If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

         Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Securities and may reject any such offer in whole or in part.

         The Company will promptly notify the Agent of its acceptance or rejection of an offer to purchase Securities. If the Company accepts an offer to purchase Securities, it will confirm such acceptance in writing to the Agent and the Trustee.

Communication of Sale Information to Company by Agent:

         After the acceptance of an offer by the Company, the Agent will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

         (1)      Principal amount of Securities to be purchased;

         (2) Interest rate, interest payment dates and initial interest payment date;

         (3)      Maturity Date;

         (4)      Issue Price;

         (5) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

         (6)      Net proceeds to the Company;

         (7)      Settlement Date (Original Issue Date);

         (8) If a redeemable Security, such of the following as are applicable:

                  (i)      Redemption Commencement Date,

                  (ii)     Initial Redemption Price (% of par), and

                  (iii) Amount (% of par) that the Redemption Price shall decline on each anniversary of the Redemption Commencement Date;

         (9) Name, address and taxpayer identification number of the registered owner;

         (10)     Denomination of certificates to be delivered at settlement;

         (11) Whether such Security is a Book-Entry Security or a Certificated Security;

         (12)     Whether such Agent is acting as Selling Agent or Purchasing
                  Agent;

         (13) If a Book-Entry Security, exact name in which the Book-Entry Security is to be registered, if other than Cede & Co.; and

         (14) All other information necessary to complete the form of Security prior to its authentication and delivery.

Preparation of Pricing Supplement by Company:

         If the Company accepts an offer to purchase a Security, it will prepare a Pricing Supplement. The Company will arrange to have ten Pricing Supplements filed with the Commission not later than the close of business of the Commission on the third business day following the date on which such Pricing Supplement is first used, and will promptly deliver at least ten copies of such Pricing Supplement to the Agent no later than 11:00 a.m. on the day following the Trade Date via next day mail or telecopy at the following locations:

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

         The Selling Agent will deliver to the purchaser of a Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Security.

Date of Settlement:

         The receipt by the Company of immediately available funds in payment for a Security shall constitute "settlement" with respect to such Security. All offers solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third business day after the date of acceptance of such offer, unless the Company, the appropriate Agent and the purchaser agree to settlement (a) on any other business day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance, provided that such day shall be a business day.

Instruction from Company to Trustee for Preparation of Securities, Preparation and Delivery of Securities by Trustee and Receipt of Payment Therefor:

         After receiving the Sale Information from the Agent, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Trustee will prepare each Security and appropriate receipts that will serve as the documentary control of the transaction. Each Security will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Security") or by a certificate(s) issued as a registered Security or Securities delivered to the holder thereof or a person(s) designated by such holder(s) (a "Certificated

Security"). Except as set forth in the Prospectus, as amended or supplemented, an owner of a Book-Entry Security will not be entitled to receive a Certificated Security. A holder of a Certificated Security will not be entitled to become in lieu thereof the owner of a Book Entry Security.

Part II: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY SECURITIES

         In connection with the qualification of Book-Entry Securities for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of[insert date] (the "Letter of Representation"), and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated [insert date], and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

         On any Settlement Date for one or more Book-Entry Securities, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $250,000,000 principal amount of all such Securities that have the same Original Issue Date, Maturity Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Securities may be payable only in U.S. dollars. No Global Security will represent any Certificated Security.

         Settlement Procedure

         The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

1.       The Sale Information.

2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee or the Agent, as the case may be.

3.       Identification as a Book-Entry Security.

4. The Initial Interest Payment Date for such Book-Entry Security, the number of days by which such date succeeds the related DTC Record Date (which shall be the Record Date as defined in the Security) and, if known, amount of interest payable on such Initial Interest Payment Date.

5.       The CUSIP number of the Global Security representing such Security.

6. Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time).

         By 9:00 a.m. on the Settlement Date, the Trustee will complete and authenticate the Global Security representing such Security, the form of which was previously approved by the Company, the Agents and the Trustee. By 10:00 a.m. on the Settlement Date, DTC will credit such Security to the Trustee's participant account at DTC.

         By 2:00 p.m. on the Settlement Date, the Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Security to the Agent's participant account and (ii) debit the Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

         Unless the Agent is the end purchaser of such Security, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Security to the Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Security.

         By 4:45 p.m. on the Settlement Date transfers of funds in accordance with SDFS deliver orders described in the two preceding paragraphs will be settled in accordance with SDFS operating procedures in effect on the Settlement Date. This settlement procedure is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

         By 5:00 p.m. on the Settlement Date, the Trustee will credit to the account of the Company maintained with the Trustee in funds available for immediate use in the amount transferred to the Trustee by the Agent.

         Unless the Agent is the end purchaser of such Security, the Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

         If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement Date. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Distribution Agreement , the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

Failure to Settle:

         If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security, the Company may instruct the Trustee to deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Security to the Trustee's participant account. DTC will process the withdrawal message provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities for which a withdrawal message has been processed and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered Global Security.

         If the purchase price for any Book-Entry Security is not timely paid to the Participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

         In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide for the authentication and issuance of a Global Security representing the Book-Entry Securities to be represented by such Global Security and will make appropriate entries in its records.

III.     ADMINISTRATIVE PROCEDURES FOR CERTIFICATED SECURITIES

         In the case of a sale of Certificated Securities to a purchaser solicited by an Agent, the Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day prior to the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

         The Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date, the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Trustee in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser.

         In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Securities in immediately available funds to the Trustee in an amount equal to the issue price of the Securities less the Purchasing Agent's discount.

         In either case, promptly upon receipt of such funds from the Agent, the Trustee will wire an amount equal thereto to, or upon the order of, the Company in immediately available funds.

         Unless otherwise notified by any Agent to the Trustee, the Trustee shall deliver Certificated Securities in accordance with the procedures set forth herein to any Agent (as the case may be) at the following addresses:

                           [                         ]
                           [                         ]


Failure to Settle:

         If a purchaser fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Security by the Trustee, the Trustee will debit the account of the Company in an amount equal to the amount previously credited thereto in respect of such Security and will return such funds to the Selling Agent. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds at the then prevailing broker-loan rate during the period when they were credited to the account of the Company.

         The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Security.